Exhibit 99.1

CESCA ANNOUNCES $15 MILLION STRATEGIC INVESTMENT FROM BOYALIFE GROUP

Funds to be used to repay current senior secured convertible debentures and provide additional working capital to fund ongoing operations and strategic initiatives

RANCHO CORDOVA, Calif., February 2, 2016 -- Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that affiliates of Boyalife Group have agreed to invest $15.0 million in the Company (the “Boyalife Financing”), enabling the Company to repay currently outstanding senior secured convertible debentures and retire associated Series B Warrants. The investments will also provide additional working capital to fund the Company’s ongoing operations and strategic initiatives.

Boyalife Group was founded in July 2009 and supported by several major grants from the Ministry of Science & Technology in China. Through a strong industrial-research alliance among top research institutes, Boyalife Group has grown into a substantial company with more than 36 subsidiaries. Boyalife Group focuses on various aspects of stem cell technology and regenerative medicine, genetic diagnostics, precision medicine, cloning technologies, innovative drug discoveries and disease mechanistic studies.

Under the terms of the agreement the Company will issue $2.5 million of Common Stock (the “Stock Purchase”) at $0.17 per share (the “Stock Price”), which represents the 20 day simple moving average of the closing price of the Company’s Common Stock on the Nasdaq Capital Market as of February 2, 2016, senior secured three-year debentures (convertible into Common Stock at the Stock Price), with a principal face amount of up to $12.5 million that accrues interest at 22% per year (the “Boyalife Debentures”), and five-year warrants to purchase additional shares of Common Stock equal to 80% of the shares sold to Boyalife Group (assuming full conversion of the Boyalife Debentures), exercisable in cash only at $0.40 per share (the “Boyalife Warrants”).

In addition, the Company has also reached an agreement with its senior secured note holder regarding the repayment of currently outstanding debentures and the surrender and termination of its remaining Series B Warrants.

The Nasdaq Stock Market rules would normally require stockholder approval prior to closing the Boyalife Financing; however, the Company requested and has received a financial viability exception to the stockholder approval requirement pursuant to Nasdaq Stock Market Rule 5635(f). The financial viability exception allows an issuer to issue securities upon prior written application to Nasdaq when the delay in securing stockholder approval of such issuance would seriously jeopardize the financial viability of the company. On February 2, 2016, Nasdaq granted the financial viability exception, provided that the Company complies with the conditions of the exception provided in Rule 5635(f).

“I am very pleased that we have been able to attract a strategic investor of the caliber of Boyalife,” said Robin Stracey, Chief Executive Officer of Cesca. “Boyalife has been a customer of ours for several years and has very complementary long term interests in advancing the safe and effective practice of regenerative medicine. We look forward to working with them, not only in advancing our existing pipeline of promising clinical protocols, but also expanding our portfolio and enhancing our international footprint.”

Dr. Xiaochun Xu, Chairman and CEO of Boyalife Group commented, “This investment lays the foundation for what we see as a strong and continuing strategic alliance between our two companies. Beyond Cesca’s existing pipeline of autologous cell-based therapies, this partnership has the potential to enable access to a much broader scope of clinical applications as well as accelerate penetration of the 1.3 billion person market in China.”

About Boyalife Group

Boyalife Group (http://www.boyalifegroup.com/english/introduction.aspx), along with its affiliated companies, previously known as the International Consortium of Stem Cell Research (INCOSC), was founded in July 2009 in China as an industrial-research alliance among top research institutes for stem cell and regenerative medicine. Boyalife Group is actively engaged in stem cell technologies, regenerative medicine, genomics and cloning, cancer immune therapies, disease mechanistic studies and innovative drug discovery. In 2012, Boyalife Group won the prestigious “2012 CCTV China Brand Award”, emerging as a leading brand in healthcare in China.

In 2015, Boyalife announced the setting up of the first global award for stem cell and regenerative medicine with Science magazine, namely the “Boyalife-Science-Science Translational Medicine Award in Stem Cell and Regenerative Medicine”, to be awarded to individuals who have made significant contributions to the field.

Boyalife’s business activities include the following:

Boyalife Stem Cell BankTM is a leading clinical stem cell bank in China, accredited by the American Association of Blood Banking (AABB), the World Health Organization’s NRL, and the College of American Pathologists (CAP). Boyalife Stem Cell Bank operates in 16 different provinces and is currently the second largest service network in the country. It is actively engaged in developing stem cell based therapeutics for thalassemia, systemic lupus erythematosus (SLE), and a number of autoimmune and neurological diseases. Boyalife Stem Cell Bank is listed on the Shanghai stock exchange (600165.SH).

Boyalife GenomicsTM focuses on commercial cloning technologies for sniff and drug searching dogs, premium quality beef and dairy cows, and race horses. Boyalife Genomics also focuses on the preservation of endangered species and biodiversity.

Boyalife HealthcareTM focuses on providing high quality healthcare services in clinical centers, including the development of cutting-edge immune based therapeutics for the treatment of cancer through precision diagnostics.

Boyalife PharmaceuticalsTM together with its subsidiaries, engages in the research, development and commercialization of innovative drugs targeting cardiovascular diseases, metabolic diseases, cancer, and other diseases that represent significant unmet medical needs. Boyalife Pharmaceuticals leverages a drug discovery platform for various large animal disease-mechanistic models, including non-human primates.

Boyalife Institute of Translational Medicine (BITM)TM is a research-oriented joint institute at Peking University (PKU), co-sponsored by Boyalife Group and the Institute of Molecular Medicine at PKU. BITM’s primary mission is to accelerate the translation of early discoveries into clinical applications. With committed research grants from Boyalife, BITM intends to play a significant role in better understanding disease mechanisms that may lead to the discovery of next generation therapeutics and targets for human diseases.

About Cesca Therapeutics

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development, and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products. These include:

The SurgWerks™ with VXP Platform - proprietary, indication-specific stem cell therapy kits and associated devices, for use at the point-of-care in treating vascular and orthopedic diseases.

The CellWerksTM Platform - a proprietary stem cell laboratory system for processing target cells used in the treatments of oncological and hematological disorders.

The AutoXpress® Platform (AXP®) - a proprietary automated device that with companion sterile blood processing disposables for harvesting stem cells from cord blood.

The MarrowXpress® Platform (MXP®), a derivative product of the AXP and its accompanying disposable bag set, for the isolation and concentration of stem cells from bone marrow.

The BioArchive® System, an automated cryogenic device used by cord blood banks for the cryopreservation and storage of cord blood stem cell specimens for future use in approved regenerative medicine procedures.

Forward Looking Statement

Some of the statements contained in this letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future performance and include statements about the timing and structure of the proposed financing, repayment of our existing debt and termination of the remaining Series B warrants and the future relationship between the Company and Boyalife Group, as well as other statements that can be identified by the use of the forward looking terminology such as “may,” “will,” or similar terms, variations of such terms, or the negative of such terms. These forward-looking statements are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com

Investor Contact: Kirin Smith, PCG Advisory Group
+ 1-646-863-6519, or ir@cescatherapeutics.com

Media Contact: Sean Leous, PCG Advisory Group

+1-646-863-8998